FREE WRITING PROSPECTUS Dated September 5, 2018	Filed Pursuant to Rule 433 Registration No. 333-210865 Registration No. 333-210865-01 Registration No. 333-210865-05

World Omni Automobile Lease Securitization Trust 2018-B
Issuing Entity

World Omni Auto Leasing LLC
Depositor

World Omni Financial Corp.
Servicer and Sponsor

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The depositor has filed with the Securities and Exchange Commission (“SEC”) a preliminary prospectus dated September 5, 2018, which describes the notes to be issued by the issuing entity. You should review the prospectus in its entirety before deciding to purchase any of the notes.

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Ratings

It is a condition to the issuance of the notes that, on the closing date, each class of notes will receive at least the following ratings from Fitch Ratings, Inc. (“Fitch”), and Moody’s Investors Service, Inc. (“Moody’s”):

Class	Fitch	Moody’s
A-1	F-1+sf	P-1 (sf)
A-2	AAAsf	Aaa (sf)
A-3	AAAsf	Aaa (sf)
A-4	AAAsf	Aaa (sf)
B	AAsf	Aa2 (sf)

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Joint Bookrunners of the Class A Notes and the Class B Notes

Wells Fargo Securities	BofA Merrill Lynch	MUFG

Co-Managers of the Class A Notes

Mizuho Securities	PNC Capital Markets LLC	Regions Securities LLC	TD Securities	The Williams Capital Group, L.P.

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STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer, the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-326-5897.